UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: December 30, 2025

GenFlat Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56214	84-3639946
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1983 N Berra Blvd, Tooele, Utah	84074
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 615-856-5542

 ______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with President

On December 30, 2025, the Company entered into an amended and restated written employment agreement with Mr. Garrett Hall as its President. The employment agreement provides that Mr. Hall’s base salary is $150,000 per year. Upon completion of the Company’s anticipated public offering of securities as described in the Company’s Form S-1 Registration Statement initially filed with the U.S. Securities and Exchange Commission on November 21, 2025 (the “Public Offering”), Mr. Hall’s base salary will increase to $275,000 per year and he will be eligible for an annual cash bonus of up to $137,500 based on the achievement of certain Company’s objectives, as set forth in his employee agreement and at the discretion of the Compensation Committee of the Board of Directors, in addition to any other equity and bonus compensation to be determined by the Compensation Committee of the Board of Directors from time to time at its sole discretion. Mr. Hall will also receive a 3% commission on revenue received by the Company for sales/lease transactions entered into and closed with certain entities as set forth in his employee agreement. Upon completion of the Public Offering, Mr. Hall will be granted an equity award in the form of 330,000 restricted stock units that will vest on February 28, 2026. Mr. Hall is entitled to participate in and receive benefits from all of the Company’s employee benefit plans that are now, or in the future may be maintained by the Company for its employees, including, without limitation, the Company’s health insurance plan.

In the event that Mr. Hall leaves the Company’s employment for Good Reason (as defined in his employment agreement) or if the Company terminates his employment without Cause (as defined in his employment agreement), Mr. Hall will be entitled to receive a severance payment equal to six (6) months of his base compensation as provided for in his employment agreement.

The description of Mr. Garrett Hall’s amended and restated employee agreement is not complete and is qualified in its entirety by reference to the employee agreement attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Amended and Restated Employment Agreement with New Chief Commercial Officer

On September 24, 2025, the Board appointed Matthew J. Albanese, age 73, as Chief Commercial Officer of the Company, effective upon completion of the Public Offering, and on December 30, 2025, the Company entered into an amended and restated written employment agreement with Mr. Albanese as Chief Commercial Officer of the Company, effective upon completion of the Public Offering. Mr. Albanese has been serving as a consultant of GenFlat, Inc. since July 2024 and is involved in many of the Company’s commercial activities. Mr. Albanese has over 50 years in the corporate world, and for the past 33 years, he has been the owner and CEO of the Everest Group, a full-service executive search firm with deep experience in the shipping industry. The Everest Group is a nationally known firm that works with fortune 50, 100, 500 companies, privately held transportation companies (ocean, rail, air, truck) as well as dedicated third party logistics companies. Throughout his career Mr. Albanese has assisted his client organizations to continue to expand upon their service offerings and grow in their respective markets. Mr. Albanese has a BS in Business Logistics & Transportation.

In connection with his appointment, the Company and Mr. Albanese entered into an employment agreement, and subsequently, an amended and restated written employment agreement, effective upon completion of the Public Offering, which provides that Mr. Albanese’s base salary will be $275,000 per year and he will be eligible for an annual cash bonus of up to $137,500 based on the achievement of certain Company’s objectives, as set forth in his employee agreement and at the discretion of the Compensation Committee of the Board of Directors, in addition to any other equity and bonus compensation to be determined by the Compensation Committee of the Board of Directors from time to time at its sole discretion. Mr. Albanese will also receive a 3% commission on revenue received by the Company for sales/lease transactions entered into and closed with certain entities as set forth in his employee agreement. Mr. Albanese will be granted a sign-on equity award in the form of 330,000 restricted stock units that will vest on February 28, 2026. Mr. Albanese will be entitled to participate in and receive benefits from all of the Company’s employee benefit plans that are now, or in the future may be maintained by the Company for its employees, including, without limitation, the Company’s health insurance plan.

2

In the event that Mr. Albanese leaves the Company’s employment for Good Reason (as defined in his employment agreement) or if the Company terminates his employment without Cause (as defined in his employment agreement), Mr. Albanese will be entitled to receive a severance payment equal to six (6) months of his base compensation as provided for in his employment agreement.

Mr. Albanese does not have any family relationships with any of the Company’s other officers or directors and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of Mr. Albanese’s amended and restated employee agreement is not complete and is qualified in its entirety by reference to the employee agreement attached hereto as Exhibit 10.2, which is incorporated by reference herein.

Amended and Restated Employment Agreement with New Chief Financial Officer

On September 2, 2025, the Board appointed William R. Benz, age 74, as Chief Financial Officer of the Company, effective upon completion of the Public Offering and on December 30, 2025, the Company entered into an amended and restated written employment agreement with Mr. Benz as Chief Financial Officer of the Company, effective upon completion of the Public Offering. Mr. Benz is a proven executive with extensive experience at companies of all types and sizes; from venture-backed startups to large multi-billion revenue companies - both public and private with strengths in developing financial and operational systems, financial and strategic planning, capital budgeting, organization and team building, and corporate financing. Since 2015, Mr. Benz has been the founder and CEO of Accelerum Advisors, LLC, a financial consulting and advisory firm that specializes in helping emerging companies overcome their growth challenges. Accelerum Advisors provides its client companies with the tools, the models, the systems, the information, and the intelligence they need to more effectively manage and finance their growing businesses. Since 2024, Mr. Benz has served as a CFO consultant on a fractional remote basis to help companies achieve their growth objectives faster and more effectively, and since 2023 he has served as an interim financial executive on a remote basis to help growing companies execute value creation initiatives, delivering improved EBITDA, and other significant improvements. Also, in 2019 Mr. Benz founded and became CEO of Advanced Technology Compliant Solutions, LLC to provide state-of-the-art ballistic personal protection products that incorporate patented origami-folding designs along with the use of proprietary advanced materials to create the first real technology advance in personal body protection in decades. Mr. Benz has a BS in Electrical Engineering & Computer Sciences from University of California Los Angeles, and an MBA specializing in Finance from California State University Long Beach. He is also a Board Leadership Fellow and Governance Fellow with Chartered Financial Analyst National Association of Corporate Directors.

In connection with his appointment, the Company and Mr. Benz entered into entered into an employment agreement, and subsequently, an amended and restated written employment agreement, which provides that Mr. Benz’s base salary will be $275,000 per year and he will be eligible for an annual cash bonus of up to $137,500 based on the achievement of certain Company’s objectives, as set forth in his employee agreement and at the discretion of the Compensation Committee of the Board of Directors, in addition to any other equity and bonus compensation to be determined by the Compensation Committee of the Board of Directors from time to time at its sole discretion. Mr. Benz will be granted a sign-on equity award in the form of 100,000 stock options that will vest as follows: 50,000 options vest on the option grant date, with the remaining options vesting annually in 25,000 increments on each anniversary of the option grant date. Mr. Benz will be entitled to participate in and receive benefits from all of the Company’s employee benefit plans that are now, or in the future may be maintained by the Company for its employees, including, without limitation, the Company’s health insurance plan.

In the event that Mr. Benz leaves the Company’s employment for Good Reason (as defined in his employment agreement) or if the Company terminates his employment without Cause (as defined in his employment agreement), Mr. Benz will be entitled to receive a severance payment equal to six (6) months of his base compensation as provided for in his employment agreement.

3

Mr. Benz does not have any family relationships with any of the Company’s other officers or directors and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of Mr. Benz’s amended and restated employee agreement is not complete and is qualified in its entirety by reference to the employee agreement attached hereto as Exhibit 10.3, which is incorporated by reference herein.

Change in Control Benefits

Pursuant to the terms of our Restated 2020 Equity Incentive Plan, our executives named above are entitled to certain benefits in the event of a change in control of our Company or the termination of their employment under specified circumstances, including termination following a change in control.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*+#	Amended and Restated Employment Agreement – Garrett R. Hall dated 12/30/2025
10.2*+#	Amended and Restated Employment Agreement – Matthew J. Albanese dated 12/30/2025
10.3*+#	Amended and Restated Employment Agreement – William R. Benz dated 12/30/2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed Herewith

+ Indicates a management contract or any compensatory plan, contract or arrangement.

# Specific provisions redacted

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENFLAT HOLDINGS, INC.

Dated: December 30, 2025	By:	/s/ Drew D. Hall
	Name:	Drew D. Hall
	Title:	Chief Executive Officer

5